UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

         Date of Report (Date of earliest event reported): July 2, 2004

                            SECURITY BIOMETRICS, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                      0-30711                  98-0209119
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
Incorporation or organization)                               Identification No.)


           500 Fifth Avenue, Suite 1650, New York, New York 10110-0002
                    (Address of principal executive offices)

                                 (212) 931-5760
              (Registrant's telephone number, including area code)


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ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Security Biometrics, Inc. ("Security Biometrics"), announced on July 14, 2004 that it has completed the acquisition of SiVault Analytics Inc.("SiVault"). SiVault is a private Delaware corporation which provides state-of-the-art non-repudiation services to retail merchants, electronic medical prescriptions and EMR systems in the healthcare sectors.

     Pursuant to a Stock Purchase Agreement dated July 9, 2004 between Security Biometrics and Emilian Elefteratos, Alexander Gelf, Igor J. Schmidt, et al., the shareholders of SiVault, the acquisition was completed by the purchase of all of the outstanding shares of common stock of SiVault for consideration valued at $10,000,000. SiVault's shareholders received 4,000,000 newly issued shares of Security Biometrics common stock valued at $2.50 per share.

     The sales price was determined pursuant to arms-length negotiations between Security Biometrics and SiVault. SiVault is a private company unaffiliated with Security Biometrics, any of its affiliates, any of its directors or officers, or any associate of any such director or officer.

     Copies of the Stock Purchase Agreement and of a press release relating to the acquisition are attached as exhibits hereto and are incorporated by reference herein.

ITEM  5.          OTHER  EVENTS  AND  REQUIRED  FD  DISCLOSURE

     (a) Emilian S. Elefteratos, co-founder, Chief Executive Officer and President of SiVault, has been appointed as Chief Executive Officer of Security Biometrics. Security Biometrics will enter into employment agreements with Emilian Elefteratos, Alexander Gelf and Igor J. Schmidt substantially similar to their existing employment agreements with SiVault. The new agreements will contain incentive clauses providing for compensation for enhancing shareholder value and for increasing revenue and net operating profit.

     (b) As previously reported on Security Biometrics' Current Report on Form 8-K, filed with the Commission on June 8, 2004, Security Biometrics and its subsidiary Lightec Communications Corp. entered into a Settlement Agreement with MaryAnne Richard and Michael Richard on June 4, 2004, pursuant to which Security Biometrics and Lightec, on the one hand, and MaryAnne Richard and Michael Richard, on the other hand, agreed to settle all obligations and disputes between them. On July 2, 2004, the parties finalized the settlement and executed a mutual waiver and release of all claims of any kind whatsoever that each may have had against the other.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  Statements  of  Business  to  be  Acquired.

     The financial statements of the business acquired will be filed by amendment to this report no later than September 22, 2004.

     (b)  Pro  Forma  Financial  Statements.

     Pro forma financial information relating to the acquisition of business will be filed by amendment to this report no later than September 22, 2004.

     (c)  Exhibits.

     Exhibit  2.1  Stock  Purchase  Agreement  dated  July  9,  2004

     Exhibit  99.1  Press  release  dated  July  14,  2004.


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This  current report may contain "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Security Biometrics cautions readers that statements regarding Security Biometrics' future revenues, results of operations, and business operations, among others, are forward-looking statements and are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "projects," "estimates," "believes," or statements indicating certain actions "may," "could," or "might" occur and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties, including Security Biometrics' ability to market its products and services in a competitive environment, Security Biometrics' ability to raise additional capital and Security Biometrics' ability to continue to perform under its existing contracts, as well as other factors, many of which are beyond the Security Biometrics' control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For additional information on these uncertainties, please see Security Biometrics' filings with the Securities and Exchange Commission. Security Biometrics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

                                           SECURITY BIOMETRICS, INC.


Date:  July  19,  2004                     /s/ Chris Farnworth
                                           -------------------------------------
                                           Chris Farnworth
                                           Vice President, Corporate Development


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